UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 21, 2016

(Date of Report)

June 26, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100; Raleigh, NC 27609

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement

On June 21, 2016, AmericaTowne, Inc., a Delaware corporation (the “Company”) entered into two agreements with the Shexian County Investment Promotion Bureau (the “Shexian County Bureau”) out of Shexian, China (hereinafter, the “Cooperative Agreement”) – (a) Cooperative Agreement related to the building of modular construction and development, and (b) Cooperation Agreement related to the construction of an AmericaTowne location, as disclosed in prior filings by the Company, in advancing tourism in the Hanwang mountains.

Under the terms of the Cooperative Agreement identified as (a), above, AmericaTowne and the Shexian County Bureau have agreed to a partnership in furthering the building of American modular construction and development. The Company, potentially through an assignment of its duties and obligations under the Cooperative Agreement to ATI Modular Technology Corp., a Nevada cooperation (an entity controlled by the Company and the successor to Global Recycle Energy, Inc., which is currently pending with the State of Nevada, as set forth as an exhibit hereto), has agreed to participate with Shexian County Bureau in building local modular construction, researching technology and intelligent systems related thereto, and servicing the full lifecycle of modular construction in the locale.

In addition, pursuant to future negotiations and more definitive agreements, the Company has agreed to purchase the requisite equipment and technology in performing under the Cooperation Agreement. In consideration for the services provided by the Company, Shexian County has agreed to be responsible for providing factories and land, and other resources and manpower in developing the modular construction. The Company has also agreed to exercise its best efforts in raising approximately $30,000,000 in furthering the parties’ collective interests under the Cooperation Agreement. The Company and the Shexian County Bureau have agreed to continue to cooperate in good faith in executing and further agreements needed in furthering the objectives of the Cooperation Agreement.

Under the terms of the Cooperative Agreement identified as (b), above, AmericaTowne and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains. Although not definitive at this time, the parties agree that, in consideration for the Company’s investment of approximately $30,000,000 into the development, plus any additional tax paid to the local government, where applicable, the Shexian County Bureau will dedicate local resources, including land (which the Company would be required to obtain rights through local bid invitation), and participation with the Company in an agreed upon equity split through a future definitive agreement.

ITEM 9.01 EXHIBITS

(d) Exhibits

Exhibit	Description
10.1 10.2 10.3	Cooperative Agreement (Modular Construction) Cooperative Agreement (AmericaTowne Community) Articles of Amendment for Global Recycle Energy, Inc. (pending)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC. By: /s/ Alton Perkins Alton Perkins Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary Dated: June 26, 2016